EXHIBIT 16(b)(ii)

CONFIDENTIAL

Execution Version

Equity Commitment Letter

May 13, 2024

Spaceship Purchaser, Inc.

c/o Permira Advisers LLC

3000 Sand Hill Road, Building 1, Suite 170

Menlo Park, CA 94025

Ladies and Gentlemen:

This letter agreement sets forth the commitment of each of the undersigned Persons identified as an Investor on Schedule A hereto (and, for the avoidance of doubt, excluding each of the Persons identified as a Co-Lead Investor on Schedule A hereto) (each an “Investor” and together the “Investors”), on the terms and subject to the conditions contained herein, to purchase, or cause the purchase of, certain equity interests of Spaceship Purchaser, Inc., a Delaware corporation (“Parent”), indirectly through one or more entities, which shall include Spaceship Parent, LP, a Delaware limited partnership (“TopCo”), Spaceship HoldCo, LLC, a Delaware limited liability company that will convert to a Delaware corporation prior to Closing (“HoldCo”), and Spaceship Intermediate, Inc., a Delaware corporation (“Intermediate”). It is contemplated that, pursuant to that certain Agreement and Plan of Merger, dated as of the date hereof (as amended, restated, modified or supplemented from time to time, the “Merger Agreement”), by and among Parent, Spaceship Group MergerCo, Inc., a Delaware corporation (“Merger Sub”), and Squarespace, Inc., a Delaware corporation (the “Company”), Merger Sub will merge with and into the Company, with the Company surviving the merger as a wholly owned subsidiary of Parent (the “Transaction”). Capitalized terms used but not defined herein have the meanings ascribed to such terms in the Merger Agreement.

1.             Commitment. Each Investor hereby commits, severally and not jointly, on the terms and subject to the conditions set forth herein, that at or immediately prior to the Closing, such Investor shall purchase, or cause the purchase of, directly or indirectly, equity securities of Parent for cash in an aggregate amount that is equal to the amount set forth opposite its name in the second column (Commitment) of Schedule A attached hereto (the maximum amount payable by each Investor, its “Commitment”, and the maximum aggregate amount payable by the Investors pursuant to this letter agreement and the Co-Lead Investors pursuant to the Co-Lead Equity Commitment Letter, and the value of the Rollover Shares contributed in accordance with the Support Agreements, collectively, the “Commitments”), which amount shall be used solely for the purpose of allowing Parent to fund, together with the net proceeds of the Debt Financing, a portion of the amounts required to be paid by Parent at the Closing pursuant to, and in accordance with, the Merger Agreement and related fees, costs and expenses required to be paid by Parent at the Closing, on the terms and subject to the conditions set forth in the Merger Agreement (collectively, the “Merger Consideration”); provided, that no Investor shall, under any circumstances, be obligated to contribute to, or purchase equity or otherwise provide funds, directly or indirectly, from or to, Parent, in any amount in excess of such Investor’s Commitment. The aggregate amount of liability of each Investor under this letter agreement shall at no time exceed such Investor’s Commitment. Each Investor may effect the purchase of equity securities of Parent directly or indirectly through one or more Affiliates or an entity managed or advised by an Affiliate (other than Parent or any subsidiary thereof) or any of the other Investors that is able to make the representations and warranties set forth in Section 13 hereof; and each of the Investors, TopCo, HoldCo, Intermediate and Parent agree and acknowledge that such purchase shall be effected in part by Intermediate’s subscription for equity securities of Parent; provided, that no such action shall reduce the amount of such Investor’s Commitment or otherwise affect the obligations of such Investor under this letter agreement except to the extent any such Affiliate, Investor or other Person actually funds any portion of such amount. Without limiting the foregoing, the amount to be funded under this letter agreement may be reduced solely to the extent that Parent does not require the full amount of the Commitments to pay the amounts payable by Parent at the Closing pursuant to, and in accordance with, the Merger Agreement (and any related fees, costs, and expenses required to be paid by Parent at the Closing); provided, that if Parent does not require all of the Commitments in order to pay the amounts payable by Parent at the Closing pursuant to, and in accordance with, the Merger Agreement (and any related fees, costs and expenses required to be paid by Parent at the Closing), any such reduction in the Commitments shall be applied in the manner agreed amongst the Investors and the Co-Lead Investors; provided, further that any such reduction shall only occur simultaneously with the consummation of the Closing and the payment of the amounts required to be paid by Parent on the Closing Date under the Merger Agreement.

2.              Conditions. The Commitments, including the obligation of the Investors to fund or cause the funding of the Commitments, shall be subject to (i) the valid execution and delivery of the Merger Agreement by the Company; (ii) the satisfaction in full, or waiver by Parent, in writing of each of the conditions to Parent’s obligations to consummate the Transaction set forth in Section 7.1 and Section 7.2 of the Merger Agreement (other than those conditions that by their terms or nature are to be satisfied at the Closing provided, that those other conditions are satisfied at the Closing); (iii) the Debt Financing (or any Alternative Debt Financing) (A) having been funded in full or (B) being (as affirmed in writing by the agent therefor) funded in full subject only to the satisfaction of those conditions that by their nature are to be satisfied at the Closing (provided, that those conditions are satisfied at the Closing), and substantially simultaneously with the funding of the Equity Financing; (iv) the substantially concurrent consummation of the Transaction in accordance with the terms of the Merger Agreement (including as a result of the granting of specific performance to cause the Closing of the Transaction by a court of competent jurisdiction in accordance with the Merger Agreement); (v) the prior or substantially concurrent funding in full by each of Accel Leaders 4 L.P. and Accel Leaders 3 L.P. (the “Co-Lead Investors”) under their equity commitment letter (the “Co-Lead Equity Commitment Letter”) of their respective Commitments (as defined therein and as may be reduced or assigned pursuant thereto), dated as of the date hereof, between each such Co-Lead Investor and Parent; and (vi) the prior or substantially concurrent contribution by each of the Reinvestment Stockholders that has entered into a Support Agreement of all of such Reinvestment Stockholder’s Rollover Shares to Parent (or any direct or indirect parent entity thereof), in each case, as specified in such Reinvestment Stockholder’s Support Agreement.

3.              Enforceability. Except as set forth in this Section 3 or in Section 9, this Agreement is solely for the benefit of Parent and is not intended to, nor does it, confer any benefits on, or create any rights or remedies in favor of, any Person other than Parent. This Agreement may only be enforced by Parent or as otherwise required pursuant to an order of specific performance obtained by the Company pursuant to Section 9.8(b) of the Merger Agreement. Neither the Investors’ nor Parent’s creditors shall have any right to enforce this letter agreement or to cause Parent to enforce this letter agreement. Notwithstanding the foregoing, (i) the Company shall be, and is intended to be, a limited third party beneficiary of this Section 3 and Sections 4, 5 and 10 hereof and (ii) solely if and to the extent (x) the Company has a right to specific performance pursuant to Section 9.8(b) of the Merger Agreement to cause Parent to draw down the full proceeds of the Equity Financing and to cause Parent to consummate the Closing pursuant to Section 9.8(b) of the Merger Agreement, (y) the conditions set forth in this letter agreement have been satisfied and (z) the Company has irrevocably confirmed in writing to Parent that if specific performance is granted, then the Company will consummate the Merger, then the Company shall have the express right to enforce this letter agreement and the Commitment of each Investor (which right of enforcement may be sought directly against such Investor) to be funded to Parent, subject to the terms and conditions set forth in Section 9.8(b) of the Merger Agreement and this letter agreement; provided, that, in no event shall this letter agreement or the funding obligations set forth herein be enforced by any Person in accordance with this letter agreement unless the funding obligations set forth in the Co-Lead Equity Commitment Letter are being concurrently enforced in accordance with their terms by such Person, pro rata based on the Commitment amounts herein and therein; and provided further, that in no event shall any rights of the Company under this Section 3 permit the Company to enforce any other agreement to which an Investor is a party with respect to the Transaction (except to the extent the Company is a party to such other agreement).

4.             No Modification; Entire Agreement. This letter agreement may not be amended, restated, supplemented or otherwise modified without the prior written consent of Parent, the Investors, the Co-Lead Investors and the Company. Together with the other agreements being entered into in connection with the Transaction, including, without limitation, the Merger Agreement, the Co-Lead Equity Commitment Letter, the Fee Funding Agreement and the Confidentiality Agreement, this letter agreement constitutes the entire agreement with respect to the subject matter hereof, and supersedes all prior agreements, understandings and statements, written or oral, between the Investors or any of their Affiliates, on the one hand, and Parent or any of its Affiliates, on the other, with respect to the transactions contemplated hereby. Each party hereto acknowledges that, in entering into this letter agreement, it is not relying on, and shall have no remedies in respect of, any representation, warranty or undertaking (whether made innocently or negligently) not expressly set out in this letter agreement. So far as is permitted by Law and except in the case of actual fraud, each party agrees and acknowledges that its only right and remedy in relation to any representation, warranty or undertaking made or given in this letter agreement shall be for specific performance of the terms of this letter agreement pursuant to, and subject to the terms and conditions of, Section 9.8(b) of the Merger Agreement and Section 3 hereof, and each of the parties waives all other rights and remedies (including those in tort or arising under statute) in relation to any such representation, warranty or undertaking. Except as expressly permitted in Section 1 and Section 5 hereof, no transfer of any rights or obligations hereunder shall be permitted without the prior written consent of Parent, the Investors, the Co-Lead Investors and the Company. Any transfer in violation of the preceding sentence shall be null and void. For the avoidance of doubt, and notwithstanding anything to the contrary herein, the parties hereby agree and acknowledge that none of the foregoing agreements and acknowledgements set forth in this Section 4 shall limit the rights and remedies available to the Company with respect to Parent or the Investors under Section 3 hereof or any other agreements to which the Company is a party being entered into in connection with the Transaction, subject to the terms and conditions hereof and thereof.

5.             Assignment. Other than as expressly provided herein, an Investor may not, directly or indirectly, assign all or any portion of its rights, interests or obligations under this letter agreement to any other Person without the prior written consent of the other parties hereto, the Co-Lead Investors and the Company, provided that each Investor may assign all or a portion of its rights and obligations hereunder to one or more of its Affiliates (other than, for the avoidance of doubt, any portfolio companies of such Investor, Parent or any subsidiary thereof) that is able to make the representations and warranties set forth in this letter agreement and the Interim Investors Agreement, dated on or around the date hereof, by and among the Investors and the other parties thereto (the “IIA”); provided, further, that such assignment would not result in, or reasonably be expected to result in, any delay in satisfying, or increase the risk of not satisfying, the conditions to the Closing set forth in the Merger Agreement and the assignee is capable of performing its obligations under this letter agreement and the IIA, including having the financial capacity necessary to fund the full amount of the Commitment that is being assigned; provided, further, that no such assignment under this Section 5 shall relieve any Investor of such Investor’s obligations hereunder or be permitted (i) in violation of applicable Law or (ii) that would (x) require any licensing, regulatory consent or other regulatory proceeding to be obtained or participated in by any of the Investors, Co-Lead Investors, Parent, Merger Sub or the Company (the “Transaction Parties”) or otherwise subject any Transaction Party or its Affiliates to any additional regulation; or (y) cause any statement made or information provided to a regulatory authority prior to such assignment to become materially untrue or misleading (other than any statement made or information provided related solely to the identity of such Investor). Any purported assignment in violation of this Section 5 shall be null and void.

6.             Governing Law; Submission to Jurisdiction. This letter agreement shall be governed by, interpreted, construed and enforced in accordance with the laws of the State of Delaware. Any and all claims, controversies and causes of action arising out of or relating to this letter agreement, whether sounding in contract, tort or statute, shall be governed by the internal laws of the State of Delaware, including its statutes of limitations, without giving effect to any conflict-of-laws or other rules that would result in the application of the laws or statutes of limitations of a different jurisdiction. Each of the parties hereto (i) irrevocably consents to the service of the summons and complaint and any other process (whether inside or outside the territorial jurisdiction of the Chosen Courts (as defined below)) in any Legal Proceeding relating to this letter agreement, for and on behalf of itself or any of its properties or assets, in accordance with Section 9.2 of the Merger Agreement or in such other manner as may be permitted by applicable law, and nothing in this Section 6 will affect the right of any party hereto to serve legal process in any other manner permitted by applicable law; (ii) irrevocably and unconditionally consents and submits itself and its properties and assets in any Legal Proceeding to the exclusive general jurisdiction of the Court of Chancery of the State of Delaware and any state appellate court therefrom within the State of Delaware (or, if the Court of Chancery of the State of Delaware declines to accept jurisdiction over a particular matter, any federal court within the State of Delaware (and any appellate court therefrom) or, if any federal court within the State of Delaware declines to accept jurisdiction over a particular matter, any state court within the State of Delaware (and any appellate court therefrom)) (the “Chosen Courts”) in the event that any dispute or controversy arises out of this letter agreement or the transactions contemplated hereby; (iii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court; (iv) agrees that any Legal Proceeding arising in connection with this letter agreement or the transactions contemplated hereby will be brought, tried and determined only in the Chosen Courts; (v) irrevocably and unconditionally waives any objection that it may now or hereafter have to the venue of any such Legal Proceeding in the Chosen Courts or that such Legal Proceeding was brought in an inconvenient court and agrees not to plead or claim the same; and (vi) agrees that it will not bring any Legal Proceeding relating to this letter agreement or the transactions contemplated hereby in any court other than the Chosen Courts. Each of the parties hereto agrees that a final judgment in any Legal Proceeding in the Chosen Courts will be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law. The parties hereto agree that any violation of this Section 6 shall constitute a material breach of this letter agreement and shall constitute irreparable harm.

7.             Waiver of Jury Trial. EACH PARTY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS LETTER AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES AND AGREES THAT IT AND THE OTHER PARTIES HAVE BEEN INDUCED TO ENTER INTO THIS LETTER AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 7.

8.              Counterparts. This letter agreement may be signed in any number of counterparts (including by means of telecopied signature pages or electronic transmission with attachment in pdf format or any electronic signature complying with the U.S. federal ESIGN Act of 2000 (e.g., www.docusign.com), which will be deemed to have the same effect as physical delivery of a paper document bearing the original signatures), each such counterpart being deemed to be an original instrument, with the same effect as if the signatures to each counterpart were upon a single instrument, and all such counterparts together shall be deemed an original of this letter agreement. This letter agreement shall become effective when each party hereto shall have received a counterpart hereof signed by all of the other parties hereto. Until and unless each party has received a counterpart hereof signed by each other party hereto, this letter agreement shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication). The parties irrevocably and unreservedly agree that this letter agreement may be executed by way of electronic signatures and the parties agree that this letter, or any part thereof, shall not be challenged or denied any legal effect, validity and/or enforceability solely on the ground that it is in the form of an electronic record.

9.             No Third Party Beneficiaries. Except as expressly set forth in Section 3 hereof (including the rights of the Company set forth therein), the rights of the Co-Lead Investors in respect of Sections 1, 4, 5 and 10, and the rights of the Investor Parties in respect of Section 12, the parties hereto hereby agree that their respective representations, warranties and covenants set forth herein are solely for the benefit of the other parties hereto and their successors and permitted assigns, in accordance with and subject to the terms of this letter agreement, and this letter agreement is not intended to, and does not, confer upon any Person other than the parties hereto and their respective successors and permitted assigns any rights or remedies hereunder or any rights to enforce the Commitment of each Investor or any provision of this letter agreement.

10.           Confidentiality. Except as required by applicable Law, the existence and content of this letter agreement shall be treated as confidential by the parties hereto and is being provided to the Company solely in connection with the transactions contemplated by the Merger Agreement. The existence and content of this letter agreement may not be used, circulated, quoted or otherwise referred to in any document, except with the prior written consent of the Investors, the Co-Lead Investors and Parent; provided, however, that no such written consent shall be required (and each Investor and its Affiliates shall be free to release such information) for disclosures to each Investor’s and its Affiliates’ respective partners, members, directors, officers, employees, agents, legal, financial, accounting or other advisors, potential debt and equity financing sources, co-investors, related investment funds, consultants and other representatives, so long as such Persons are bound by obligations of confidentiality with respect to such information; and provided, further, that the Company, Investors, the Co-Lead Investors, Parent and any of their respective Affiliates (the “Disclosing Parties”) may disclose this letter agreement to the extent required by applicable Law, the applicable rules of any national securities exchange or in connection with any securities filings relating to the Transaction, any court proceedings in connection with any litigation relating to the Transaction or the Merger Agreement, as permitted by or provided in the Merger Agreement, the Disclosing Party shall consult such Investor (other than in connection with any disclosure made in connection with enforcing this letter agreement) and shall use reasonable best efforts to not make or limit such disclosure and shall consider such Investor’s reasonable input on disclosure, in each case, to the extent legally permitted; and provided, further, that the Company and Parent may disclose the letter agreement to each’s respective Affiliates, officers, directors, employees, advisors, representatives, auditors and financing sources, as applicable.

11.           Termination. The obligations of each Investor under this letter agreement (including the obligation of such Investor to fund its respective Commitment) will terminate automatically and immediately upon the earliest to occur of (i) the consummation of the Closing; (ii) the termination of the Co-Lead Equity Commitment Letter (other than in connection with the funding of the aggregate Commitment thereunder); (iii) the termination of the Merger Agreement in accordance with its terms (provided that, for the avoidance of doubt, any purported termination of the Merger Agreement that is not a valid termination shall not give rise to a termination of this letter agreement pursuant to this Section 11(iii)), unless prior to such termination of the Merger Agreement, the Company shall have commenced an action seeking specific enforcement of the obligations of Parent to consummate the Closing in accordance with Section 9.8(b) of the Merger Agreement or any Investor to fund its Commitment hereunder, in which case this letter agreement shall terminate upon the final, non-appealable resolution of such action and satisfaction by each Investor of any obligation finally determined or agreed to be owed by such Investor, subject to the terms hereof and of the Merger Agreement; (iv) any final judgment against Parent in any action that includes an award of damages or the payment of any amount due in connection with the Fee Funding Agreement of even date herewith by and between the Investors and Parent and the Company (the “Fee Funding Agreement”); (v) the commencement by the Company or any of its controlled Affiliates, officers, directors or representatives (in their capacities as such), directly or indirectly, of any lawsuit or other legal proceeding asserting any claim (whether in equity, tort, contract or otherwise) against any Parent, its subsidiaries, any Investor or any of its permitted assignees, or any of the Investor Parties (as defined below) under, in respect of, or relating to, the Merger Agreement, the Fee Funding Agreement, the Co-Lead Equity Commitment Letter or this letter agreement or the transactions contemplated hereby or thereby (including in respect of any oral representations made or alleged to be made in connection therewith), other than any (A) claim against Permira Advisers LLC pursuant to, and subject to the terms and conditions of, the Confidentiality Agreement, (B) claim pursuant to the Fee Funding Agreement, (C) action seeking specific enforcement of the obligations of Parent to consummate the Closing in accordance with Section 9.8(b) of the Merger Agreement or each Investor to fund its Commitment hereunder to the extent expressly permitted under Section 3 hereof, but excluding any claims that any Investor is liable for amounts in excess of its Commitment, which claims shall result in a termination of this letter agreement under this clause (v), or (D) action by the Company against Parent under the Merger Agreement (but solely to the extent permitted thereby); (vi) each Investor party hereto contributing directly or indirectly to Parent cash in an aggregate amount equal to its Commitment prior to or substantially concurrent with the consummation of the Transaction, and (vii) three (3) months following the Termination Date so long as no proceeding seeking specific enforcement of the obligations of Parent to consummate the Closing in accordance with Section 9.8(b) of the Merger Agreement is pending.

12.           No Recourse. Notwithstanding anything that may be expressed or implied in this letter agreement, or any document or instrument delivered in connection herewith, by its acceptance of the benefits of this letter agreement, each party hereto covenants, agrees and acknowledges on behalf of itself, its Affiliates, and any Person claiming by, through or on behalf of any of them, that no Person other than the Investors (and any assignee permitted in accordance with Section 5 hereof) has any obligation hereunder or, except for Parent, in connection with the transactions contemplated hereby, and that, notwithstanding that each Investor (or any assignee permitted in accordance with Section 5 hereof) may be a partnership, limited liability company or other entity, no Person, including Parent and the Company, has any right of recovery under this letter agreement against, and no recourse under this letter agreement or under any document or instrument delivered in connection herewith or in respect of any oral representations made or alleged to be made in connection herewith or therewith shall be had against, any former, current or future equity holders, controlling Persons, directors, officers, employees, Affiliates (other than Parent or any of its subsidiaries or any assignee permitted in accordance with Section 5 hereof), members, managers, general or limited partners or representatives of any Investor or any former, current or future equity holder, controlling Person, director, officer, employee, contractors, portfolio companies, Affiliate (other than Parent or any of its subsidiaries, the Investors or any assignee permitted in accordance with Section 5 hereof), member, manager, general or limited partner or representative of any of the foregoing (collectively, but for the avoidance of doubt, not including Parent or any of its subsidiaries, the Investors or any assignee permitted in accordance with Section 5 hereof, the “Investor Parties”), whether by the enforcement of any judgment, fine or penalty, or by any legal or equitable proceeding, or by virtue of any statute, regulation or other applicable Law, or otherwise; it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on, or otherwise be incurred by any Investor Party, as such, for any obligation of an Investor under this letter agreement or the transactions contemplated hereby, under any documents or instruments delivered in connection herewith, in respect of any oral representations made or alleged to be made in connection herewith or therewith, or for any claim (whether in tort, contract or otherwise) based on, in respect of, or by reason of, such obligations or their creation; provided, that nothing in this Section 12 is intended or shall be construed to limit the contractual obligations of Parent under the Merger Agreement (or such other agreements entered into in connection with the transactions contemplated thereby).

Each of the parties hereto further agrees that no Person (including Parent, the Company and their respective Affiliates) shall have any right of recovery against the Investors or any Investor Party, whether by piercing of the corporate veil, by a claim on behalf of Parent against any Investor or any Investor Party, or otherwise, except for Parent’s right to be capitalized by each Investor under and to the extent provided in this letter agreement, on the terms and subject to the conditions hereof. Each of the parties hereto hereby covenants and agrees that it shall not institute, and shall cause its controlled Affiliates not to institute, any proceeding or bring any other claim (whether in tort, contract or otherwise) arising under, or in connection with, the Merger Agreement or the transactions contemplated thereby, or in respect of any oral representations made or alleged to be made in connection therewith, against any Investor or any Investor Party except for claims solely against any Investor under this letter agreement or pursuant to the Fee Funding Agreement.

13.          Representations and Warranties of the Investors. Each Investor hereby represents, warrants and covenants, severally and not jointly (nor jointly and severally), to Parent as follows:

a.             Such Investor is duly formed, validly existing and in good standing under the Laws of the jurisdiction of its formation.

b.             To the extent (if any) that its governing documents limit the amount it may commit to any one investment, such Investor’s Commitment hereunder is less than the maximum amount that it is permitted to invest in any one investment pursuant to the terms of its governing documents.

c.             Such Investor has the requisite power and authority to enter into and deliver this letter agreement and to perform its obligations under this letter agreement.

d.            This letter agreement has been duly and validly executed and delivered by such Investor and, assuming due authorization, execution and delivery of this letter agreement by the other parties hereto, constitutes the lawful, valid and binding agreement of such Investor, enforceable against such Investor, in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium and similar Laws affecting or relating to the enforcement of creditors’ rights generally and subject to general principals of equity.

e.             Such Investor or its Affiliates (which it has the authority to cause to immediately fund to it) will have, directly or indirectly, as of the Closing, access to available cash necessary to fund, or cause the funding of, its Commitment.

f.              This letter agreement does not contravene, conflict with or result in any violation of any provision of such Investor’s governing documents.

g.             Subject to receipt of all consents, approvals, authorizations, permits of, filings with and notifications to, any Governmental Authority contemplated by the Merger Agreement or the schedules thereto, all consents, approvals, authorizations, permits of, filings with and notifications to, any Governmental Authority necessary for the due execution, delivery and performance of this letter agreement by such Investor have been duly complied with, and no other action by, and no notice to or filing with, any Governmental Authority or regulatory body is required in connection with the execution, delivery or performance of this letter agreement.

14.            Representations and Warranties of Parent. Parent hereby represents, warrants and covenants to each Investor that assuming the Reinvestment Stockholders perform their obligations under the Support Agreements, the net proceeds of the Financing, when funded in accordance with the Financing Commitments, will be sufficient for the satisfaction of all of the Buyer Parties’ obligations under the Merger Agreement and, in the aggregate, shall provide for, at the Closing, funds sufficient in amount for the Buyer Parties to (i) make the payment of all amounts pursuant to Article II of the Merger Agreement in connection with consummation of the Merger; (ii) pay all amounts in connection with the refinancing or repayment of any outstanding Indebtedness pursuant to the Payoff Letters; (iii) pay all fees and expenses required to be paid at or in connection with the Closing by the Buyer Parties and the Surviving Corporation in connection with the transactions contemplated by the Merger Agreement and the Financing; and (iv) satisfy all other payment obligations of the Buyer Parties contemplated under the Merger Agreement and under the Financing Commitments required to be made at or in connection with the Closing.

15.            Acknowledgements. Each party acknowledges and agrees that (a) this letter agreement is not intended to, and does not, create any agency, partnership, fiduciary or joint venture relationship between or among any of the parties hereto and neither this letter agreement nor any other document or agreement entered into by any party hereto relating to the subject matter hereof shall be construed to suggest otherwise and (b) the obligations of the Investors under this letter agreement are solely contractual and not fiduciary in nature.

15.            Severability. In the event that any provision of this letter agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this letter agreement will continue in full force and effect and the application of such provision to other Persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties hereto further agree to replace such void or unenforceable provision of this letter agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision. Notwithstanding anything to the contrary set forth herein, under no circumstances will this letter agreement be enforceable without giving effect to the maximum amount of the Commitment and the provisions of Sections 3 and 12.

[Signature Pages Follow]

Very truly yours,

PERMIRA VIII - 1 SCSP
by its portfolio manager and authorised representative
PERMIRA PORTFOLIO MANAGEMENT LIMITED

By:	/s/ Thomas Any
Name:	Thomas Any
Title:	Director

PERMIRA VIII - 2 SCSP
by its portfolio manager and authorised representative
PERMIRA PORTFOLIO MANAGEMENT LIMITED
By:	/s/ Thomas Any
Name:	Thomas Any
Title:	Director

PERMIRA VIII AIV LP1 L.P.
by its portfolio manager and authorised representative
PERMIRA PORTFOLIO MANAGEMENT LIMITED
By:	/s/ Thomas Any
Name:	Thomas Any
Title:	Director

PERMIRA VIII AIV LP2 L.P.
by its portfolio manager and authorised representative
PERMIRA PORTFOLIO MANAGEMENT LIMITED
By:	/s/ Thomas Any
Name:	Thomas Any
Title:	Director

[Equity Commitment Letter Signature Page]

PERMIRA VIII CIS SCSP
by its portfolio manager and authorised representative
PERMIRA PORTFOLIO MANAGEMENT LIMITED
By:	/s/ Thomas Any
Name:	Thomas Any
Title:	Director

PERMIRA VIII CIS 2 SCSP
by its general partner
PERMIRA VIII GP S.À R.L.
By:	/s/ Cédric Pedoni
Name:	Cédric Pedoni
Title:	Manager

PILI 1 PORTFOLIO SCSP
by its general partner
PILI 1 PORTFOLIO GP S.À R.L.
By:	/s/ Cédric Pedoni
Name:	Cédric Pedoni
Title:	Manager

PILI 2 PORTFOLIO SCSP
by its general partner
PILI 2 PORTFOLIO GP S.À R.L.
By:	/s/ Cédric Pedoni
Name:	Cédric Pedoni
Title:	Manager

PILI 4 PORTFOLIO SCSP
by its general partner
PILI 4 PORTFOLIO GP S.À R.L.
By:	/s/ Cédric Pedoni
Name:	Cédric Pedoni
Title:	Manager

[Equity Commitment Letter Signature Page]

PERMIRA INVESTMENT CAPITAL LP
by its general partner
PERMIRA INVESTMENT CAPITAL GP LIMITED
By:	/s/ Wikus van Schalkwyk
Name:	Wikus van Schalkwyk
Title:	Director

PERMIRA INVESTMENT CAPITAL II LP
by its general partner
PERMIRA INVESTMENT CAPITAL GP LIMITED
By:	/s/ Wikus van Schalkwyk
Name:	Wikus van Schalkwyk
Title:	Director

PERMIRA INVESTMENT CAPITAL III LP
by its general partner
PERMIRA INVESTMENT CAPITAL GP LIMITED
By:	/s/ Wikus van Schalkwyk
Name:	Wikus van Schalkwyk
Title:	Director

[Equity Commitment Letter Signature Page]

Agreed to and accepted as of the date first written above:

SPACESHIP PURCHASER, INC.
By:	/s/ Peter Flynn
	Name:	Peter Flynn
	Title:	Chief Executive Officer and President

SPACESHIP PARENT, LP
By:	/s/ Peter Flynn
	Name:	Peter Flynn
	Title:	Chief Executive Officer and President

SPACESHIP HOLDCO, LLC
By:	/s/ Peter Flynn
	Name:	Peter Flynn
	Title:	Chief Executive Officer and President

SPACESHIP INTERMEDIATE, INC.
By:	/s/ Peter Flynn
	Name:	Peter Flynn
	Title:	Chief Executive Officer and President

[Equity Commitment Letter Signature Page]

Schedule A

Investor	Commitment	Percentage of Total Commitments
Permira VIII - 1 SCSp	$1,797,368,719.54	74.08775%
Permira VIII - 2 SCSp	$332,403,479.03	13.70171%
Permira VIII AIV LP1 L.P.	$63,990,312.40	2.63769%
Permira VIII AIV LP2 L.P.	$120,138,835.37	4.95214%
Permira VIII CIS SCSp	$53,292,859.26	2.19674%
Permira VIII CIS 2 SCSp	$58,249.13	0.00240%
PILI 1 Portfolio SCSp	$40,046,278.46	1.65071%
PILI 2 Portfolio SCSp	$6,003,573.12	0.24747%
PILI 4 Portfolio SCSp	$7,281,141.54	0.30013%
Permira Investment Capital LP	$1,619,594.96	0.06676%
Permira Investment Capital II LP	$1,575,855.80	0.06496%
Permira Investment Capital III LP	$2,221,101.40	0.09155%
Total:	$2,426,000,000.00	100.00000%

Co-Lead Investor	Commitment	Percentage of Total Commitments
ACCEL LEADERS 4 L.P., for itself and as nominee for Accel Leaders 4 L.P., Accel Leaders 4 Entrepreneurs L.P. and Accel Leaders 4 Investors (2022) L.P.	$300,000,000	75%
ACCEL LEADERS 3 L.P., for itself and as nominee for Accel Leaders 3 L.P., Accel Leaders 3 Entrepreneurs L.P. and Accel Leaders 3 Investors (2020) L.P.	$100,000,000	25%
Total:	$400,000,000	100%